Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned herby certifies in his capacity as an officer of Riverview Bancorp, Inc. (the “Company”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2002 and in connection with this Annual Report on Form 10-K that:

1.	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.

the information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations as of the dates and for the periods presented in the financial statements included in such report.

/S/ Nicole Sherman	/S/ David Lam
Nicole Sherman	David Lam
Chief Executive Officer	Chief Financial Officer

Dated: June 12, 2026	Dated: June 12, 2026